Exhibit 10.43

DAYFORCE, INC.

2018 Equity Incentive Plan

Performance Stock Unit Award Agreement

Voidable if Not Electronically Signed
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Employee Name/Nom de l’employé: %%FIRST_NAME%-% %%LAST_NAME%-%

Employee ID No./ Matricule: %%EMPLOYEE_IDENTIFIER%-%

Grant Date/ Date d’attribution: %%OPTION_DATE,'Month DD, YYYY'%-%

Target Performance Stock Units/Nombre d'unités d'actions temporairement incessibles: %%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Performance Period:

This Performance Stock Unit Award Agreement (this “Agreement”) is made by and between Dayforce, Inc., a Delaware corporation (the “Company”), and the above-named participant (the “Participant”), effective as of the above-designated grant date (the “Grant Date”).

RECITALS

WHEREAS, the Company has adopted the Dayforce, Inc. 2018 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee and/or the Board has authorized and approved the grant of an Award to the Participant that will provide the Participant the opportunity to acquire a target number of shares of Common Stock (“Shares”) upon the settlement of performance-based restricted stock units on the terms and conditions set forth in the Plan and this Agreement (“Performance Stock Units”).

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Performance Stock Unit Award. The Company hereby grants to the Participant the above-designated target number of Performance Stock Units (the “Target Performance Stock Units”) on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan. For purposes of this Agreement, "Employer" means the Company, or if different, the Subsidiary to which the Participant provides Service. Each Performance Stock Unit represents a contractual right to receive one (1) Share upon the satisfaction of the terms and conditions of this Agreement. The actual number of Performance Stock Units that may become vested and settled pursuant to this Agreement will depend on the achievement of the performance metrics defined and reflected in Exhibit A to this Agreement (the "Performance Metrics") during the Performance Period. The number of Target Performance Stock Units shall be apportioned to each Performance Metric as provided in Exhibit A to this Agreement.
2.
Vesting and Forfeiture of Performance Stock Units.
(a)
Normal Vesting. Subject to the terms and conditions set forth in the Plan and this Agreement, the Award shall vest with respect to the Target Performance Stock Units, if any, as determined pursuant to the terms of Exhibit A, which is incorporated by reference herein and made a part of this Agreement; provided that (except as set forth in Sections 2(b) - 2(e) below) the Award shall not vest with respect to any Performance Stock Units under the terms of this Agreement unless the Participant remains in Service from the Grant Date through the later of (i) the date on which the Committee determines the actual number of Performance Stock Units that vest pursuant to the achievement of the Performance Metrics (the “Certification Date”), or (ii) the vesting date pursuant to the terms of Exhibit A. The Committee shall determine the actual number of Performance Stock Units that vest pursuant to the achievement of the Performance Metrics and such determination shall be final and conclusive. Until the Committee has made such a determination, none of the Performance Metrics will be considered to have been satisfied and the Participant shall have no vested interest in the Performance Stock Units. The Committee shall complete the certification no later than three (3) calendar months following the last day of the Performance Period (the "Certification Deadline"). If the Committee does not complete the certification by the Certification Deadline, the Participant shall not vest in any portion of the Target Performance Stock Units and the Target Performance Stock Units immediately shall be forfeited.

(b)
Death. In the event of the Participant's termination of continuous Service due to death, the Target Performance Stock Units shall become vested as of the date of the Participant's death.
(c)
Retirement. In the event the Participant's termination of continuous Service due to Retirement and to the extent the vesting period exceeds one (1) year, the Earned Percentage of the Target Performance Stock Units shall become vested as of the date of the Participant's termination of continuous Service due to Retirement. For purposes of this Agreement, “Retirement” shall mean a Participant's voluntary or involuntary termination of continuous Service without Cause upon (i) the attainment of age 65; and (ii) the completion of 10 years of continuous Service with the Company or its Subsidiaries. Further, the “Earned Percentage” shall mean a fraction, the numerator of which shall be the number of whole months the Participant remained in continuous Service during the Performance Period and the denominator of which shall be the number of whole months in the Performance Period.
(d)
Involuntary Termination of Service. In the event of the Participant's involuntary termination of continuous Service without Cause and for reasons other than Death or Retirement, and to the extent the vesting period exceeds one (1) year, the Earned Percentage of the Target Performance Stock Units shall become vested as of the date of the Participant's involuntary termination of continuous Service without Cause. Further, the “Earned Percentage” shall mean a fraction, the numerator of which shall be the number of whole months the Participant remained in continuous Service during the Performance Period and the denominator of which shall be the number of whole months in the Performance Period.
(e)
Termination of Service. In the event of the Participant's termination of continuous Service for reasons other than as provided in Sections 2(b), 2(c) and 2(d), the Target Performance Stock Units shall be forfeited as of the date of the Participant's termination of continuous Service. Without limiting the generality of the foregoing and for the sake of clarity, any Shares (and any resulting proceeds) previously acquired pursuant to the Performance Stock Units will continue to be subject to Section 13.2 (Termination for Cause) and 13.3 (Right of Recapture) of the Plan.

3.
Settlement. The Company shall deliver to the Participant, within forty-five (45) days of the later of (a) the Certification Date, or (b) the vesting date pursuant to the terms of Exhibit A, a number of whole Shares equal to the aggregate number of Performance Stock Units that vest as of such date, rounded to the nearest whole Share (no fractional Shares or cash in lieu of fractional Shares will be delivered). The Company may deliver such Shares either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of Shares to be issued in respect of the Performance Stock Units, registered in the name of the Participant. Notwithstanding the foregoing, the Performance Stock Units may be settled in the form of: (a) cash, to the extent settlement in Shares (i) is prohibited under applicable laws, (ii) would require the Participant, the Company or the Employer to obtain the approval of any governmental and/or regulatory body in the Participant's country of residence (and country of Service, if different), or (iii) is administratively burdensome; or (b) Shares, but the Company may require the Participant to immediately sell such Shares if necessary to comply with applicable laws (in which case, the Participant hereby expressly authorizes the Company to issue sales instructions in relation to such Shares on the Participant's behalf).
4.
Responsibility for Taxes.

(a)
Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer to be an appropriate charge to the Participant even if technically due by the Company or the Employer (the “Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. The Participant further acknowledges and agrees that the Company and/or the Employer:
(i)
make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Participant’s participation in the Plan, including, but not limited to, the grant of Performance Stock Units, the vesting of Performance Stock Units, the subsequent sale of Shares purchased under the Plan and the receipt of any dividends;
(ii)
do not commit to and are under no obligation to structure the terms of the Performance Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result; and
(iii)
if the Participant has become subject to tax in more than one jurisdiction between the date the Performance Stock Units are granted and the date of any relevant taxable or tax withholding event, the Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)
In connection with the relevant taxable or taxable withholding event, as applicable:
(i)
For any Participant who at the time of vesting of the Performance Stock Units is (i) subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) an Insider (as defined in the Company’s Insider Trading and Tipping Policy) subject to quarterly trading restrictions, or (iii) subject to any other Company trading restrictions (collectively, a "Company Insider"), each of them expressly agrees that, except as otherwise prohibited under applicable law, all Tax-Related Items required to be withheld with respect to the Performance Stock Units shall be satisfied by the Company withholding a sufficient number of whole Shares (or cash payment) otherwise issuable upon vesting of the Performance Stock Units that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to such amount ("Net Share Issuance Tax Withholding Method"). For purposes of the foregoing, (i) the Participant shall be deemed to have been issued the full number of Shares otherwise issuable on the Certification Date or vesting date, as applicable, notwithstanding that a number of whole Shares are held back to satisfy the Tax-Related Items required to be withheld and (ii) the Company or the Employer may determine the amount of Tax-Related Items by considering applicable statutory withholding rates (as determined by the Company or the Employer in good faith and in its sole discretion) or other applicable withholding rates, including maximum withholding rates.
(ii)
For any Participant who is not a Company Insider, each of them expressly agrees that, except as otherwise prohibited under applicable law, all Tax-Related Items required to be withheld with respect to the Performance Stock Units shall be satisfied via the sale by the Plan Broker (as defined below) of a sufficient number of whole Shares otherwise issuable to the Participant upon vesting of the Performance Stock Units (the "STC Tax Withholding Method"). For purposes of the foregoing, (i) the STC Tax Withholding Method only may be used to satisfy any Tax-Related Items for a Participant who is not a Company Insider after 30 days following the date of this Agreement and (ii) the STC Tax Withholding Method may not be used to satisfy any Tax-Related Items for a Company Insider.

(c)
Finally, the Participant agrees to pay to the Company or the Employer any number of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company or the Employer may refuse to honor the vesting of the Performance Stock Units, or refuse to deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items.

5.
Change of Control. Notwithstanding anything in this Agreement to the contrary, upon a Change of Control where the Performance Stock Units are assumed, continued or substituted by the acquiring/surviving corporation, in the event of the Participant's involuntary termination of continuous Service without Cause within 12 months of the effective date of the Change of Control, the Target Performance Stock Units shall become vested as of the date of the Participant's involuntary termination of continuous Service without Cause. In the event of a Change of Control in which the Performance Stock Units are not assumed, continued, or substituted by the acquiring/surviving corporation, the Target Performance Stock Units shall immediately vest in full as of the effective date of such Change of Control and the vested Performance Stock Units shall be settled in accordance with Section 3 of this Agreement.
6.
Compliance with Laws. If the Participant is a resident or providing Service outside of the United States, as a condition of participation, the Participant agrees to repatriate all payments attributable to the Shares or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired under the Plan) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of Service, if different ). In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by the Company and the Employer, as may be required to allow the Company and the Employer to comply with local laws, rules and regulations in the Participant’s country of residence (and country of Service, if different ). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of Service, if different).
7.
Private Placement. If the Participant is a resident or providing Service outside of the United States, the Performance Stock Units are not intended to be a public offering of securities in the Participant’s country of residence (or country of Service, if different). The Company has not submitted a registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and the Performance Stock Units are not subject to the supervision of local securities authorities.
8.
No Advice Regarding Participation. No employee of the Company or its Subsidiaries is permitted to advise the Participant regarding participation in the Plan. The Participant should consult with the Participant’s qualified personal tax, legal and financial advisors before taking any action related to the Plan.
9.
Insider Trading and Market Abuse Laws: By participating in the Plan, the Participant agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to the Participant). The Participant acknowledges that, depending on the Participant or the Participant’s broker’s country of residence or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws that may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares or rights linked to the value of Shares during such times the Participant is considered to have material non-public information, or “inside information” regarding the Company as defined in the laws or regulations in the Participant’s country of residence (and country of Service, if different). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. By electronically accepting this Agreement, the Participant represents that, as of the Grant Date, the Participant is unaware of any material inside information regarding the Company. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party (other than on a “need to know” basis), and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any restrictions and the Participant should speak to a personal advisor on this matter.
10.
Imposition of Other Requirements: The Company reserves the right to impose other requirements on the Performance Stock Units, any Shares acquired pursuant to the Performance Stock Units and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable for legal or administrative reasons. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

11.
Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, driver’s license information, nationality, C.V. (or resume), wage history, references, social insurance number, resident registration number or other identification number, salary, job title, severance contract, current wage and benefit information, personal bank account number, tax-related information, plan or benefit enrollment forms and elections, award or benefit statements, any Shares or directorships in the Company, details of all awards or any other entitlements to Shares awarded, canceled, purchased, vested, unvested or outstanding for purpose of managing and administering the Plan (“Data”).

The Participant understands that Data may be transferred to E*TRADE or any successor plan broker / administrator engaged by the Company (the "Plan Broker") and any third parties assisting in the implementation, administration and management of the Plan including, but not limited to, the Subsidiaries or Affiliates of the Company. These third-party recipients may be located in the Participant’s country of residence (and country of Service, if different) or elsewhere, and the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Company's Human Resources Department.

The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired. The Participant understands that Data only will be held as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.

The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company's Human Resources Department. If the Participant does not consent, or if the Participant later seeks to revoke consent, the Participant’s service status and career will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant purchase rights or administer or maintain such purchase rights. Therefore, the Participant understands that refusing or withdrawing the Participant's consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Company's Human Resources Department.

Finally, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country of residence (and country of Service, if different ), either now or in the future. The Participant understands and agrees that the Participant will be unable to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.

12.
Nature of the Benefit. The Participant understands and agrees that:
(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, modified, suspended or terminated by the Company at any time as provided in the Plan;
(b)
the grant of Performance Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Stock Units, or benefits in lieu of Performance Stock Units, even if Performance Stock Units have been granted repeatedly in the past;
(c)
all decisions with respect to future grants, if any, including, but not limited to, the times when the Performance Stock Units shall be granted and the vesting period will be at the sole discretion of the Company;
(d)
the Participant’s participation in the Plan is voluntary;
(e)
the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(f)
the Performance Stock Units and any underlying Shares are not intended to replace any pension rights or compensation;
(g)
the grant of Performance Stock Units and the underlying Shares are an extraordinary item of compensation outside the scope of the Participant’s employment (and employment contract, if any) with the Employer and is not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments
(h)
the grant of Performance Stock Units will not be interpreted to form an employment contract with the Employer;
(i)
the Company and the Employer are not liable for any exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Shares or any amounts due pursuant to settlement or the subsequent sale of any Shares; and
(j)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Stock Units under the Plan resulting from the Participant’s termination of Service with the Employer for any reason (for any reason and whether or not in breach of local labor laws and whether or not later found to be invalid).
13.
Country Addendum; Interpretation of Terms; General. The term “Country Addendum” means any document prepared by the Company and which refers to this Agreement and contains additional Performance Stock Unit terms to address matters pertaining to the Participant’s then current country of residence (and country of Service, if different). If the Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms as may be necessary or advisable to accommodate the Participant’s transfer). The Country Addendum constitutes part of this Agreement. The Committee shall interpret the terms of the Performance Stock Units, this Agreement, the Plan and any Country Addendum, and all determinations by the Committee shall be final and binding. The Company may, without the Participant’s consent, assign all of their respective rights and obligations under the Performance Stock Unit to their respective successors and assigns. Following an assignment to the successor of the Company, as applicable, all references herein to the Board of Directors and Committee shall be references to the board of directors and committee, as applicable, of the successor of the Company. This Agreement, the Plan and any Country Addendum contain the complete agreement between the Company and the Participant concerning the Performance Stock Units, are governed by the laws of the State of Delaware (or the laws stated in an applicable Country Addendum), and may be amended only in writing, signed by an authorized officer of the Company. The Participant will take all actions reasonably requested by the Company to enable the administration of the Performance Stock Units and Plan and/or comply with the local laws and regulations of the Participant’s then current country of residence. No waiver of any breach or condition of this Agreement, the Plan or a Country Addendum shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
14.
Compensation Recoupment Policy. The Performance Stock Units and any Shares issued thereunder shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to the Participant and to awards of this type. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant's behalf, to any brokerage firm and/or third-party administrator engaged by the Company to hold Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company.
15.
Additional Covenants. To the extent enforceable by applicable law, and in consideration of the receipt of the Performance Stock Units granted by this Agreement, the Participant by signing below covenants and agrees to the covenants set out in Exhibit B hereto.
16.
Miscellaneous Provisions
(a)
Rights of a Shareholder of the Company. Prior to settlement of the Performance Stock Units in Shares, neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any Shares underlying the Performance Stock Units. To the extent the Company pays any regular cash dividends to its shareholders, dividend equivalent rights with respect to the Shares will be accumulated and will be satisfied in additional Performance Stock Units that are subject to the same terms and conditions of the applicable Performance Stock Units.

(b)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.
(c)
Official Language. The official language of this Agreement, the Plan and any Country Addendum is English. Documents or notices not originally written in English shall have no effect until they have been translated into English, and the English translation shall then be the prevailing form of such documents or notices. Any notices or other documents required to be delivered to the Company under this Agreement, shall be translated into English, at the Participant’s expense, and provided promptly to the Company in English. The Company may also request an untranslated copy of such documents.
(d)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.
(e)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.
(f)
Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.
(g)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.
(h)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
(i)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement and accepts the Performance Stock Units subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.
(j)
Section 409A. The Performance Stock Units are intended to be short-term deferrals exempt from Section 409A of the Code (“Section 409A”), to the extent applicable, and notwithstanding anything to the contrary herein, the Plan and this Agreement shall be interpreted and administered consistent with such intent, but in the event that any portion of this Award constitutes deferred compensation within the meaning of Section 409A, then the issuance of Shares shall comply with Section 409A. If any provision of the Plan or this Agreement would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on the Participant of a penalty tax under Section 409A, the Committee may modify the terms of the Plan or this Agreement, without the consent of the Participant, in the manner that the Committee may determine to be necessary or advisable to avoid the imposition of such penalty tax. This Section 15(j) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Performance Stock Units will not be subject to taxes, interest and penalties under Section 409A. In no event shall the Company be liable for any such taxes, interest or penalties that may be imposed.

Please read the Plan, the Agreement and the Country Addendum carefully as those documents contain important terms and conditions relating to the Performance Stock Units. In order to receive the Performance Stock Units, the Participant must acknowledge and accept the terms and conditions of the Plan and the Agreement electronically using the E*TRADE system. By electronically accepting the Performance Stock Units in the E*TRADE system, the Participant is acknowledging that he / she has reviewed, understood and agrees to the terms of the Plan and the Agreement and the Participant's intent to electronically sign the Agreement. If the Participant does not accept the Performance Stock Units electronically in the E*TRADE system within 120 days of the grant date, the Company will cancel the Performance Stock Units in its entirety, without any requirement to provide notice to the Participant, and it will cease to appear in the Participant's E*TRADE account or otherwise be outstanding. It is solely the Participant's responsibility to accept the Performance Stock Units.

By clicking on the “Accept” button, the Participant confirms having read and understood the documents relating to this grant, including Section 11 of this Agreement entitled Data Privacy, which were provided to you in the English language. The Participant accepts the terms of those documents accordingly.

By

Authorized Officer

The Participant has signed this Agreement upon electronically acknowledging acceptance with the intent to sign, in accordance with Section 16(h)

DAYFORCE, INC.

2018 Equity Incentive Plan

Performance Stock Unit Award Agreement

COUNTRY ADDENDUM

This Country Addendum to the Agreement includes additional terms and conditions that govern the Performance Stock Units and the Participant’s participation in the Plan if the Participant resides and/or works outside of the United States. The information contained in this Country Addendum is based on the securities, exchange control and other laws in effect in the respective countries as of January 2024. If the Participant is a citizen of a country other than that in which the Participant is currently residing and/or working, or is considered a resident of another country for local law purposes, the Country Addendum may not apply, or may not apply in the same manner, to the Participant, as shall be determined by the Company in view of applicable laws and the intent of the Company in granting the Award. Further, if the Participant transfers to another country reflected in this Country Addendum, the additional terms and conditions for such country (if any) will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms as may be necessary or advisable to accommodate the Participant’s transfer). Capitalized terms not defined in this Country Addendum but defined in the Agreement or the Plan shall have the same meaning as in the Agreement or the Plan.

AUSTRALIA

1.
Australia Resident Employees. This grant is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).

If the Participant offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on the Participant's disclosure obligations prior to making any such offer.

2.
Award Conditioned on Satisfaction of Regulatory Obligations. If the Participant is (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of the Performance Stock Units is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.
3.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

CANADA

1.
Securities Law Information. The Participant is permitted to sell Shares acquired through the Plan Broker, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.
2.
Termination Date. Notwithstanding any provisions in the Agreement or the Plan to the contrary, the effective date of the Participant’s termination of Service for purposes of the Performance Stock Units shall be the last day of any statutory notice of termination period required under applicable law but does not include any other period of notice or severance that was, or ought to have been given, in respect of the termination of the Employee’s employment.
3.
Settlement in Shares. Notwithstanding any provisions in the Agreement or the Plan to the contrary, no cash or other property (other than newly issued Shares) shall be issuable or deliverable by the Company upon vesting of the Participant’s Performance Stock Units hereunder. If the aggregate number of Shares issuable to such Participant upon vesting of the Participant’s Performance Stock Units hereunder would otherwise include a fraction of a Share, such number of Shares shall be rounded to the nearest whole Share (and no fractional Shares or cash in lieu of fractional Shares will be delivered).

If the Participant is a resident of Quebec, the following provision applies:

4.
French Language Documents. A French translation of the Agreement, the Country Addendum, the Plan and certain other documents related to the Performance Stock Units will be made available to the Participant as soon as reasonably practicable following the Participant's written request. The Participant understands that, from time to time, additional information related to the Performance Stock Units may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Agreement, and unless the Participant indicates otherwise, the French translation of this document and certain other documents related to the Performance Stock Units will govern the Participant's Performance Stock Units and the Participant’s participation in the Plan.

5.
Data Privacy Consent. The following provision supplements Section 11 of the Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information regarding the Participant's Performance Stock Units and the Participant's participation in the Plan from all personnel, professional or non-professional, involved with the administration of the Plan. The Participant further authorizes the Company, the Company's subsidiaries and affiliates, the administrator of the Plan and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to disclose and discuss the Plan and the Participant's participation in the Plan with their advisors. The Participant further authorizes the Company and the Company's subsidiaries and affiliates to record information regarding the Participant's Performance Stock Units and the Participant's participation in the Plan and to keep such information in the Participant's file. The Participant acknowledges and agree that the Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Participant also acknowledges and authorizes the Company, the Company's subsidiaries and affiliates, the administrator of the Plan and any third party brokers/administrators, such as E*TRADE, that are assisting the Company with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.

DENMARK

1. Danish Stock Option Act. Notwithstanding anything to the contrary in the Agreement or the Plan, the treatment of the Performance Stock Units upon the Participant’s termination of Service with the Company or any of its Subsidiaries, as applicable, shall be governed by the Danish Stock Option Act, as in effect at the time of the Participant’s termination (as determined by the Company in its discretion in consultation with legal counsel). By accepting the Performance Stock Units, the Participant acknowledges that the Participant has received a Danish translation of an Employer Statement, which is being provided to comply with the Danish Stock Option Act.

GERMANY

No country-specific provisions.

IRELAND

No country-specific provisions.

INDIA

No country-specific provisions.

JAPAN

No country-specific provisions.

MAURITIUS

No country-specific provisions.

MALAYSIA

No country-specific provisions.

MEXICO

1.
Labor Law Policy and Acknowledgement. By participating in the Plan, the Participant expressly recognizes that the Company, with registered offices at 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, U.S.A., is solely responsible for the administration of the Plan and that the Participant's participation in the Plan and acquisition of Shares does not constitute a relationship as an employee with the Company since the Participant is participating in the Plan on a wholly commercial basis and the sole service recipient is a Subsidiary or Affiliate of the Company (“Dayforce-Mexico”). Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that may be derived from participation in the Plan do not establish any rights between the Participant and Dayforce-Mexico, and do not form part of the employment or service conditions and/or benefits provided by Dayforce-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s relationship as an employee.

The Participant further understands that the Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company. Therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.

Finally, the Participant hereby declares that the Participant does not reserve to himself or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, Dayforce-Mexico, its Subsidiaries and Affiliates, branches, representation offices, its stockholders, officers, agents or legal representatives with respect to any claim that may arise.

Política de Ley Laboral y Reconocimiento. Participando en el Plan, el Participante reconoce expresamente que la Compañía, con oficinas registradas en 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, U.S.A., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la compra de acciones bursátiles no constituye de ninguna manera una relación laboral entre Usted y la Compañía dado que su participación en el Plan deriva únicamente de una relación comercial y que el único destinatario del servicio es una Subsidiaria o Afiliada del la Compañía (“Dayforce-Mexico”). Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Participante y Dayforce-Mexico, y no forman parte de las condiciones de empleo o servicio y/o prestaciones otorgadas por Dayforce-Mexico, y cualquier modificación al Plan o la terminación del mismo no podrá ser interpretada como una modificación o degradación de los términos y condiciones de su trabajo.

Asimismo, el Participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía. Por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar la participación del Participante en cualquier momento, sin ninguna responsabilidad ante el Participante.

Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Participante otorga un amplio y total finiquito a la Compañía, Dayforce-Mexico, sus Subsidiarias y Afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

2.
Securities Law Information. The Performance Stock Units and any Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Performance Stock Units may not be publicly distributed in Mexico. These materials are addressed to Participant because of Participant's existing relationship with the Company or one of the Companies Subsidiaries and Affiliates, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or one of its Subsidiaries and Affiliates made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NEW ZEALAND

1. Securities Law Notice.

WARNING: This is an offer of Performance Stock Units which, upon vesting and settlement in accordance with the terms of the Plan and the Agreement, will be converted into Shares. Shares provide the Participant with a stake in the ownership of the Company. the Participant may receive a return on any Shares acquired under the Plan if dividends are paid.

If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preference shares have been paid. The Participant may lose some or all of his / her investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Participant may not be given all the information usually required. The Participant also will have fewer other legal protections for this investment. On this basis, the Participant should seek independent professional advice before acquiring any Shares under the Plan.

The Shares are quoted on the New York Stock Exchange under the symbol "DAY". This means that if Participant acquires Shares under the Plan, the Participant may be able to sell them on the New York Stock Exchange if there are interested buyers. The price will depend on the demand for the Shares.

A copy of the Company’s most recent financial statements (and, where applicable, a copy of the auditor’s report on those financial statements), as well as information on risk factors impacting the Company’s business that may affect the value of the Shares, are included in the Company's Annual Report on Form 10-K and Quarterly reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company's Investor Relations website at https://investors.dayforce.com.

PHILIPPINES

1.
Participation Subject to PSEC Exemption. The Participant acknowledges and agrees that the Participant's participation in the Plan is subject to and contingent upon the Company's receipt of the required exemption from the requirements of securities registration from the Philippines Securities and Exchange Commission (the "PSEC"). Notwithstanding any provision of the Plan or the Agreement to the contrary, if the Company has not obtained, or does not maintain, the necessary securities approval/confirmation, the Participant will not vest in the Performance Stock Units and no Shares will be issued under the Plan.
2.
Securities Law Information. The Participant will not be able to acquire Shares upon vesting and settlement of the Participant's Performance Stock Units unless the vesting/issuance of Shares complies with all applicable laws and regulations as determined by the Company. The Company assumes no liability if the Participant’s Performance Stock Units cannot be vested and will not provide the Participant with any benefits/compensation in lieu of the Performance Stock Units. If the Participant acquires Shares upon vesting and settlement of the Performance Stock Units, the Participant is permitted to dispose of or sell such Shares, provided the offer and resale of the Shares takes place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange in the United States of America.

SINGAPORE

1.
Sale Restriction on Shares. Shares received upon vesting of the Performance Stock Units are accepted as a personal investment. In the event that the Performance Stock Units vest and Shares are issued to the Participant (or the Participant's heirs) within six (6) months of the Grant Date, the Participant (or the Participant's heirs) expressly agrees that the Shares will not be offered to the public or otherwise disposed of prior to the six (6)-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemption under Part XIII Division I Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
2.
Private Placement. The grant of the Performance Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. The Participant should note that the Performance Stock Units are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares subject to the grant in Singapore, unless such sale or offer is made (i) after six (6) months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

THAILAND

No country-specific provisions.

UNITED KINGDOM

1.
Responsibility for Taxes. The following provision supplements Section 4 of the Agreement:

The Participant agrees to be liable for any Tax-Related Items and hereby covenants to pay any such Tax-Related Items, as and when requested by the Company or the Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision may not apply. In such case, the Participant understands that the Participant may not be able to indemnify the Company for the amount of any income tax not collected from or paid by the Participant and, therefore, any such income tax not so collected from or paid by the Participant within 90 days after the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable.

The Participant acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in the Agreement. However, the Participant is primarily responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

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DAYFORCE, INC.

2018 Equity Incentive Plan

Performance Stock Unit Award Agreement

EXHIBIT A - Performance Metrics

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EXHIBIT B

Restrictive Covenants

If the Participant's principal place of employment/services or residence on the Grant Date or the date of Participant's termination of continuous Service is anywhere other than an Excluded State, the Participant covenants and agrees that while employed by the Company or any Subsidiary and for one (1) year following termination of Participant’s employment (whether initiated by Participant or the Company) (the “Non-Compete Period”), Participant shall not:

a.
directly or indirectly hire or solicit the employment or services of any then current employee of the Company or any Subsidiary (this restriction does not prevent (i) general solicitations to the public or (ii) providing employment references for people who are not seeking employment with Participant’s then current third-party employer);

b.
directly or indirectly solicit any then current customer of the Company or any Subsidiary for the purpose of selling or providing that customer any products or services that directly compete with the products or services of the Company or any Subsidiary; and/or

c.
work as an employee or consultant for, or beneficially own more than 5% of the equity or voting securities of, any company or entity that directly competes with the Company’s human capital management business.

During the Non-Compete Period, if Participant intends to seek any employment, consulting or ownership relationship that might violate these covenants, Participant shall provide the Company at least 30 days advance written notice of that intended change. The Company may in its reasonable and sole discretion determine whether or not that intended change would violate these covenants, and shall promptly notify Participant of that determination. In addition to the Company’s other remedies available under applicable law, the Option will expire and be forfeited if Participant breaches the restrictions in these covenants.

For purposes of the foregoing, "Excluded State" means California, Minnesota, Hawaii, Colorado, District of Columbia, Illinois, Maine, Washington, Virginia and Nevada.